UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2017

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware (State or other jurisdiction of incorporation)	94-3025021 (I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(415) 667-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On April 18, 2017, The Charles Schwab Corporation issued a press release announcing its financial results for the quarter ended March 31, 2017. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1
Press Release dated April 18, 2017 (“Schwab Reports Record Quarterly Net Income of $564 Million, Up 37% – Revenues Grow 18% Year-Over-Year to a Record $2.1 Billion – Core Net New Assets Total $38.9 Billion and Total Client Assets Reach a Record $2.92 Trillion”)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: April 18, 2017	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Ex 99.1
Press Release dated April 18, 2017 (“Schwab Reports Record Quarterly Net Income of $564 Million, Up 37% – Revenues Grow 18% Year-Over-Year to a Record $2.1 Billion – Core Net New Assets Total $38.9 Billion and Total Client Assets Reach a Record $2.92 Trillion”)